                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.


                        STATEMENTS OF COMPUTATION OF NET
                          INVESTMENT INCOME PER LIMITED
                                PARTNERSHIP UNIT


                                                     For the Three Months             For the Six Months
                                                         Ended June 30,                  Ended June 30,
                                                  --------------------------        -----------------------
                                                       2000          1999             2000          1999
                                                  --------------   ---------        ---------     ---------
Net Investment Loss                               $      (62,760)  $ (15,193)       $(125,395)    $ (53,527)

Percentage Allocable to Limited Partners                     100%         98%             100%           93%
                                                  --------------   ---------        ---------     ---------

Net Investment Loss Allocable
   to Limited Partners                            $      (62,760)  $ (14,889)       $(125,395)    $ (49,780)
                                                  ==============   =========        =========     =========

Weighted Average Number of Limited
   Partnership Units Outstanding                         869,796     940,336          869,796       940,336
                                                  ==============   =========        =========     =========

Net Investment Loss Per Limited
   Partnership Unit                               $         (.07)  $    (.01)       $    (.14)    $    (.05)
                                                  ==============   =========        =========     =========